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                                                                   EXHIBIT 10(a)

INDEPENDENT AUDITORS' CONSENT

Mercury U.S. Small Cap Growth Fund of
Mercury Asset Management Funds, Inc.:




We consent to the inclusion in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-85731 for Mercury U.S. Small Cap Growth Fund of Mercury Asset Management Funds, Inc. of our report dated October 19, 1999 and to the reference to us under the caption "Independent Auditors," both appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Princeton, New Jersey

October 19, 1999